EXHIBIT 10.109

SMITH & WESSON HOLDING CORPORATION

2013 INCENTIVE STOCK PLAN

SMITH & WESSON HOLDING CORPORATION

2013 INCENTIVE STOCK PLAN

SMITH & WESSON HOLDING CORPORATION

2013 INCENTIVE STOCK PLAN

1.             Purpose.     The purpose of this SMITH & WESSON HOLDING CORPORATION 2013 INCENTIVE STOCK PLAN (the “Plan”) is to assist SMITH & WESSON HOLDING CORPORATION, a Nevada corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining (including through designated retention awards), and rewarding high-quality executives, employees, officers, directors, and individual consultants who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

2.             Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a)             “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any other right or interest relating to Shares or cash, granted to a Participant under the Plan.

(b)             “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder.

(c)             “Beneficiary” means the person, persons, trust, or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)             “Board” means the Company’s Board of Directors.

(e)             “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause,” “good cause,” or “for cause” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or any severance agreement or plan covering the Participant. In the absence of any such agreement or plan or any such definition in such agreement or plan, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting, or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure, and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs, or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(f)        “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(g)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h)           “Committee” means the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee under this Plan; provided, however, that if the Board fails to designate a Compensation Committee or if there are no longer any members on the Compensation Committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(i)           “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Related Entity, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

(j)           “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(k)           “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers (other than the chief financial officer) of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(l)           “Director” means a member of the Board or the board of directors of any Related Entity.

(m)           “Disability” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, and in the case of any Option that is an Incentive Stock Option, if and to the extent required in order for the Option to satisfy the requirements of Section 422 of the Code, “disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(n)           “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(o)           “Effective Date” means the effective date of the Plan, which shall be the Stockholder Approval Date.

(p)           “Eligible Person” means each officer, Director, Employee, or Consultant who is a natural person providing bona fide services to the Company or any Related Entity and whose services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for Shares. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(q)           “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(r)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(s)           “Fair Market Value” means the fair market value of Shares, Awards, or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(t)           “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason,” “Adverse Change in Control Effect,” or “for good reason,” as applicable, set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or any severance agreement or plan covering the Participant. In the absence of any such agreement or plan or any such definition in such agreement or plan, such term shall mean the uncured occurrence of any of the following events without the Participant’s written consent: (i) the Company in any material respect reduces the Participant’s duties, authority, or base compensation, or (ii) the Participant is required to relocate more than 50 miles from the Participant’s then current geographic location at which the Participant performs services for the Company or a Related Entity. For purposes of this Plan, Good Reason shall be deemed to exist only if the Company or a Related Entity does not cure the circumstances giving rise to the Good Reason within sixty (60) days from the date the Participant delivers a written notice describing the circumstances giving rise to the Good Reason. Such notice must be received by the Company or its successor within thirty (30) days of the date on which the Participant becomes aware of the occurrence of such condition.

(u)           “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(v)           “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(w)           “Listing Market” means the Nasdaq Stock Market or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(x)           “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(y)           “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(z)           “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(aa)           “Outside Director” means any Director who is not also an Employee.

(bb)           “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(cc)           “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(dd)           “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(ee)           “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ff)           “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(gg)           “Prior Plan” means the Smith & Wesson Holding Corporation 2004 Incentive Stock Plan, as amended and restated September 18, 2006.

(hh)           “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company, or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ii)           “Restricted Stock” means any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(jj)           “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(kk)           “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares, or a combination thereof, at the end of a specified deferral period.

(ll)           “Restricted Stock Unit Award” means an Award of Restricted Stock Units granted to a Participant under Section 6(e) hereof.

(mm)           “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(nn)           “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(oo)           “Shares” means the shares of common stock of the Company, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(pp)           “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(qq)           “Stockholder Approval Date” means the date on which this Plan is approved by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Sections 162(m) and 422 of the Code, Rule 16b-3 under the Exchange Act, and applicable requirements under the rules of the Listing Market.

(rr)           “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution, or any other corporation or other entity that is an affiliate, as that term is defined in Rule 405 of under the Securities Act of 1933, controlled by the Company directly or indirectly through one or more intermediaries; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

(ss)           “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted by a company, or the right or obligation to make future Awards by a company where such company is (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3.             Administration.

(a)           Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

(b)           Manner of Exercise of Committee Authority.  The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive, and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof, or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c)           Limitation of Liability.  The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants, or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.           Shares Subject to Plan.

(a)           Limitation on Overall Number of Shares Available for Delivery Under Plan.  Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be equal to 3,000,000, plus any Shares reserved and remaining available for grant and delivery under the Prior Plan on the Stockholder Approval Date. Any Shares that are subject to an Award shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)           Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i)           If any Shares subject to (A) any Award, or after the Stockholder Approval Date, Shares subject to any awards granted under the Prior Plan, are forfeited, expire or otherwise terminate without issuance of such Shares, or (B) any Award, or after the Stockholder Approval Date, Shares subject to any award granted under the Prior Plan, that could have been settled with Shares is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards or awards under the Prior Plan were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement, or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(b)(iv) below.

(ii)           In the event that any withholding tax liabilities arising from any Award, or after the Stockholder Approval Date, any award granted under the Prior Plan, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii)           Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv)           Any Share that again becomes available for delivery pursuant to this Section 4(b) shall be added back as one (1) Share.

(v)           Notwithstanding anything in this Section 4(b) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 5,000,000 Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.

(vi)           Notwithstanding anything in this Section 4(b) to the contrary, Shares reacquired by the Company on the open market using the cash actually received by the Company for the exercise price in connection with the exercise of an Option Award or an option award granted under the Prior Plan that is exercised after the Stockholder Approval Date shall not be available for delivery with respect to Awards under the Plan.

(vii)           Upon the exercise of a Stock Appreciation Right, the number of Shares counted against the Shares available under the Plan shall be the full number of Shares subject to the Stock Appreciation Right multiplied by the percentage of the Stock Appreciation Right actually exercised, regardless of the number of Shares actually used to settle such Stock Appreciation Right upon exercise.

(c)           No Further Awards Under Prior Plan.  In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Stockholder Approval Date.

5.           Eligibility; Per-Person Award Limitations.

(a)           Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options and/or Stock Appreciation Rights with respect to more than 3,000,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Awards and/or Other Stock-Based Awards that are subject to Section 8 hereof that may be settled by the issuance of more than 3,000,000 Shares. The maximum amount of cash and the Fair Market Value of property other than Shares that may be payable to any one Participant in settlement of any Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, and/or Other Stock-Based Awards that are subject to Section 8 hereof, is (x) $5,000,000 with respect to any 12 month Performance Period (not prorated for any performance period that is less than 12 months), and (y) with respect to any Performance Period that is more than 12 months, $5,000,000 multiplied by the number of full or partial 12 month periods that are in the Performance Period. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any continuing Outside Director during any fiscal year of the Company shall not exceed $100,000; provided, however, the aggregate grant date fair value

(computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any new Outside Director for the first fiscal year of the Company in which he or she becomes an Outside Director shall not exceed $200,000.

6.           Specific Terms of Awards.

(a)           General.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive, or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the law of the Company’s incorporation, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b)           Options.  The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)           Exercise Price.  Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options, or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s stockholders.

(ii)           Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method by which notice of exercise is to be given and the form of exercise notice to be used, the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants or Beneficiaries.

(iii)           Form of Settlement. The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.

(iv)           Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)           the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;

(B)           the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

(C)           if shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(v)           Term.  The term of each Option shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c)           Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i)           Right to Payment.  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Other than pursuant to Section 10(c)(i) and (ii) of this Plan, the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award, (C) cancel an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right, or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without stockholder approval.

(ii)           Other Terms.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii)           Tandem Stock Appreciation Rights.  Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(iv)           Term.  The term of each Stock Appreciation Right shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Stock Appreciation Right exceed a period of ten years.

(d)           Restricted Stock Awards.  The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i)           Grant and Restrictions.  Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement, which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant or Beneficiary.

(ii)           Forfeiture.  Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)           Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)           Dividends and Splits.  As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan, in each case in a manner that does not violate the requirements of Section 409A of the Code. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed. Except as otherwise provided in any Award Agreement, (A) dividends or other distributions payable with respect to a Restricted Stock Award shall be paid on the date or dates the Shares subject to the Restricted Stock Award to which such dividends or other distributions relate, become vested and transferable, with such dividends or other distributions to be accumulated, without interest, by the Company (the “Accumulated Dividends”), (B) all Accumulated Dividends payable with respect to a Restricted Stock Award shall be paid in cash, and (C) any Accumulated Dividends with respect to a Restricted Stock Award shall be forfeited and all rights of the Participant to such Accumulated Dividends shall terminate, without further obligation on the part of the Company, unless the Shares subject to the Restricted Stock Award to which such Accumulated Dividends relate become vested pursuant to the terms of the Restricted Stock Award and this Plan. Notwithstanding the provisions of this Section 6(d)(iv), cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award that vests based on achievement of performance goals shall either (x) not be paid or credited or (y) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

(e)           Restricted Stock Unit Award.  The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i)           Award and Restrictions.  Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at other specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant or any Beneficiary.

(ii)           Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii)           Dividend Equivalents.  Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be subject to the following terms and conditions: (A) Dividend Equivalents payable with respect to a Restricted Stock Unit Award shall be paid on the date or dates the portion of the Restricted Stock Unit Award to which such Dividend Equivalents relates, is satisfied under Section 6(e)(i), with such Dividend Equivalents to be accumulated, without interest, by the Company (the “Accumulated Dividend Equivalents”), (B) all Accumulated Dividend Equivalents payable with respect to a Restricted Stock Unit Award shall be paid in cash, and (C) any Accumulated Dividend Equivalents with respect to a Restricted Stock Unit Award shall be forfeited and all rights of the Participant to such Accumulated Dividend Equivalents shall terminate, without further obligation on the part of the Company, unless the portion of the Restricted Stock Unit Award to which such Accumulated Dividend Equivalents relate become vested pursuant to the terms of the Restricted Stock Unit Award and this Plan. Notwithstanding the foregoing, the applicable Award Agreement may specify whether any Dividend Equivalents shall be (x) paid at the dividend payment date, deferred or deferred at the election of the Participant, or (y) converted to additional Restricted Stock Units that shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Unit Award with respect to which such Dividend Equivalents have been credited. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code). Notwithstanding the provisions of this Section 6(e)(iii), Dividend Equivalents credited in connection with a Restricted Stock Unit Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Unit Award with respect to which such Dividend Equivalents have been credited.

(f)           Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Shares to any Eligible Person as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)           Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments, in connection with another Award, other than Option or Stock Appreciation Right Awards. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award, other than an Option or Stock Appreciation Right Award, that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

(h)           Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards shall be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis, in each case in a manner that does not violate the requirements of Section 409A of the Code. Dividend Equivalents credited in connection with a Performance Award shall be subject to restrictions and risk of forfeiture to the same extent as the Performance Award with respect to which such Dividend Equivalents have been credited.

(i)           Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine. Dividend Equivalents credited in connection with Other Stock-Based Awards that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Other Stock-Based Awards with respect to which such Dividend Equivalents have been credited.

7.           Certain Provisions Applicable to Awards.

(a)           Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone (except for Dividend Equivalent Awards) or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered, provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

(b)           Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code); and provided further that if an option is granted in substitution for another option, the term of the substituted option shall not exceed the term of the original option.

(c)          Form and Timing of Payment Under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Listing Market. Subject to Sections 7(e) and 9(a) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on an deferred basis, all shall be done all in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)          Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)          Code Section 409A.

(i)           The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii)           If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A)           Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the

Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B)           The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C)           Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D)           In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii)         Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

8.           Code Section 162(m) Provisions.

(a)          Covered Employees. The provisions of this Section 8 shall be applicable to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award if it is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee and is intended to qualify as “performance-based compensation” that is exempt from the deduction limitations imposed under Section 162(m) of the Code.

(b)          Performance Criteria. If an Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment, and cash flow in excess of cost of capital); (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution;

(8) net income; pretax earnings; earnings before all or some of the following items: interest, taxes, depreciation, amortization, stock-based compensation, ASC 718 expense, or any extraordinary or special items; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index, the Nasdaq Composite Index, the Russell 2000 Index, or another group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

(c)           Performance Period; Timing For Establishing Performance Goals.    Achievement of performance goals in respect of Awards subject to this Section 8 shall be measured over a Performance Period no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to Awards subject to this Section 8, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)           Adjustments.    The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e)           Committee Certification.    No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9.           Change in Control.

(a)          Effect of “Change in Control.”    Upon the occurrence of a “Change in Control,” as defined in Section 9(b), any restrictions, deferral of settlement, and forfeiture conditions applicable to an Award shall not lapse, and any performance goals and conditions applicable to an Award shall not be deemed to have been met, as of the time of the Change in Control, unless either (i) the Company is the surviving entity in the Change in Control and the Award does not continue to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control, or (ii) the successor company does not assume or substitute for the applicable Award, as determined in accordance with Section 10(c)(ii) hereof. Upon the occurrence of a “Change in Control,” as defined in Section 9(b), if either (i) the Company is the surviving entity in the Change in Control and the Award does not continue to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control, or (ii) the successor company does not assume or substitute for the applicable Award, as determined in accordance with Section 10(c)(ii) hereof, the applicable Award Agreement may provide that any restrictions, deferral of settlement, and forfeiture conditions applicable to an Award shall lapse, and any performance goals and conditions applicable to an Award shall be deemed to have been met, as of the time of the Change in Control. If the Award continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control, or the successor company assumes or substitutes for the applicable Award, as determined in accordance with Section 10(c)(ii) hereof, the applicable Award Agreement may provide that with respect to each Award held by such Participant at the time of the Change in Control, in the event a Participant’s employment is terminated without Cause by the Company or any Related Entity or by such successor company or by the Participant for Good Reason within 24 months following such Change in Control, any restrictions, deferral of settlement, and forfeiture conditions applicable to each such Award shall lapse, and any performance goals and conditions applicable to each such Award shall be deemed to have been met, as of the date on which the Participant’s employment is terminated.

(b)          Definition of “Change in Control”.    Unless otherwise specified in any employment, consulting, severance agreement or plan covering the Participant, or other agreement for the performance of services between the Participant and the Company or a Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i)           during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be deemed to be an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act) (a “Person”);

(ii)           the consummation of a merger or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries (but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable) or the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (each of the foregoing events being hereinafter referred to as a “Reorganization”), in each case, unless, immediately following such Reorganization, all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d-3 under the Exchange Act (or any successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization continue to beneficially own, directly or indirectly, as a result of beneficially owning such Company Voting Securities, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization, of the outstanding Company Voting Securities; or

(iii)           any Person or “group” (as used in Section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iii), any acquisition pursuant to a Reorganization that does not constitute a Change in Control for purposes of subparagraph (ii) above shall not be a Change in Control.

10.         General Provisions.

(a)          Compliance With Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)          Limits on Transferability; Beneficiaries.    No Award or other right or interest granted under the Plan shall be pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon) and are otherwise not inconsistent with the rules as to the use of Form S-8 Registration Statement under the Securities Act of 1933, as amended (or any successor or, at the sole discretion of the Committee, other registration statement pursuant to which Awards, Shares, rights or interests under the Plan are then registered under such Act). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)          Adjustments.

(i)           Adjustments to Awards.    In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii)           Adjustments in Case of Certain Transactions.    In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee; provided, however, the limitations set forth in Section 9(a) shall apply with respect to the following approaches in subsections (A) through (D) below, regardless of whether the transaction constitutes a Change in Control: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

(iii)           Other Adjustments.    The Committee (and the Board) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to the satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant. Notwithstanding the foregoing, no adjustments may be made with respect to any Awards subject to Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d)          Award Agreements.    Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

(e)          Taxes.    The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants and Beneficiaries to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The amount of withholding tax paid with respect to an Award by the withholding of Shares otherwise deliverable pursuant to the Award or by delivering Shares already owned shall not exceed the minimum statutory withholding required with respect to that Award.

(f)          Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants or Beneficiaries, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

(g)          Clawback of Benefits.

(i)           The Company may (A) cause the cancellation of any Award, and (B) require reimbursement by a Participant of any previously paid Award or part of an Award, and effect any other right of recoupment of equity or other compensation provided under this Plan, in accordance with any Company policy (each, a “Clawback Policy”) that currently exists, or may from time to time be adopted or modified in the future by the Company in order to comply with applicable laws or Listing Market requirements. By accepting an Award, a Participant is also agreeing to be bound by any Clawback Policy that currently exists or may from time to time be adopted or modified in the future by the Company in order to comply with applicable laws or Listing Market requirements. By accepting an Award, a Participant is further agreeing that all of the Participant’s Award Agreements (and/or awards issued under the Prior Plan) may be unilaterally amended by the Company, without the Participant’s consent, to the extent required to comply with any Clawback Policy adopted or modified in order to comply with applicable laws or Listing Market requirements.

(ii)           Except as otherwise provided in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or any severance agreement or plan covering the Participant, if the Participant, without the consent of the Company violates a non-competition, non-solicitation, or non-disclosure covenant or agreement, as determined by a court of competent jurisdiction, then any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled.

(h)          Limitation on Rights Conferred Under Plan.    Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of the their respective officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(i)          Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(j)          Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(k)          Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(l)          Governing Law.  Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Nevada without giving effect to principles of conflict of laws, and applicable federal law.

(m)          Non-U.S. Laws.  The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(n)          Construction and Interpretation.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

(o)          Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(p)          Plan Effective Date and Stockholder Approval; Termination of Plan.  The Plan was adopted by the Board on August 5, 2013 and shall become effective on the Stockholder Approval Date, provided that the Stockholder Approval Date occurs within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Stockholder Approval Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.